Exhibit 10.7

Form of Stock Option Agreement

Granted by

BRIDGE BANCORP, INC.

under the

BRIDGE BANCORP, INC.

2019 EQUITY INCENTIVE PLAN

This stock option agreement (“Option” or “Agreement”) is and shall be subject in every respect to the provisions of the 2019 Equity Incentive Plan (the “Plan”) of Bridge Bancorp, Inc. (the “Company”) which are incorporated herein by reference and made a part hereof, subject to the provisions of this Agreement.  A copy of the Plan has been provided to each Participant granted a stock option pursuant to the Plan.  The holder of this Option (the “Participant”) hereby accepts this Option, subject to all the terms and provisions of the Plan and this Agreement, and agrees that all decisions under and interpretations of the Plan and this Agreement by the Committee appointed to administer the Plan (“Committee”) or the Board shall be final, binding and conclusive upon the Participant and the Participant’s heirs, legal representatives, successors and permitted assigns.  Except where the context otherwise requires, the term “Company” shall include the parent and all present and future subsidiaries of the Company as defined in Section 424(e) and 424(f) of the Internal Revenue Code of 1986, as amended from time to time (the “Code”).  Capitalized terms used herein but not defined shall have the same meaning as in the Plan.

1. Name of Participant. ###PARTICIPANT_NAME###

2. Date of Grant. ###GRANT_DATE###

3. Total number of shares of Company common stock, $0.01 par value per share, that may be acquired pursuant to the Option.   ###TOTAL_AWARDS###

(subject to adjustment pursuant to Section 10 hereof).

This is a Non-Qualified Option.

4. Exercise price per share.  ###GRANT_PRICE###

(110% of the Fair Market Value of the Date of Grant).

5. Expiration Date of Option.  ###EXPIRY_DATE###

6. Vesting Schedule.  Except as otherwise provided in this Agreement, this Option will become vested as follows provided the Participant is employed on such date.

###VEST_SCHEDULE_TABLE###

In addition, vesting will automatically accelerate pursuant to Section 2.8 of the Plan and Sections 9 and 11 of this Agreement, as applicable.

7. Exercise Procedure.

7.1 Delivery of Notice of Exercise of Option.  This Option will be exercised in whole or in part by the Participant, together with payment by cash or other means acceptable to the Committee, including:

Personal, certified or cashier’s check in full/partial payment of the purchase price.

Stock of the Company in full/partial payment of the purchase price.

By a net settlement of the Option, using a portion of the shares obtained on exercise in payment of the exercise price of the Option (and, if applicable, any required tax withholding).

7.2  “Fair Market Value” shall have the meaning set forth in Section 8.1(t) of the Plan.

8. Delivery of Shares.

8.1 Delivery of Shares.  Delivery of shares of Common Stock upon the exercise of this Option will comply with all applicable laws (including the requirements of the Securities Act) and the applicable requirements of any securities exchange or similar entity.

9. Change in Control.

9.1  In the event of an Involuntary Termination following a Change in Control or the occurrence of an event provided in Section 4.1(d) of the Plan, all Options held by the Participant, whether or not exercisable at such time, will become fully exercisable, subject to the expiration provisions otherwise applicable to the Option.

9.2 A “Change in Control” shall be deemed to have occurred as provided in Section 4.2) of the Plan and an “Involuntary Termination” shall have the meaning set forth in Section 8.1(x) of the Plan.

10. Adjustment Provisions.

10.1 This Option shall be adjusted upon the occurrence of the events specified in, and in accordance with the provisions of, Section 3.3(a) of the Plan.

11. Effect of Termination of Service on Option.

11.1 This Option will terminate upon the expiration date, except as set forth in the following  provisions:

11.1.1 Death.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s service is terminated by reason of the Participant’s death.  This Option may thereafter be exercised by the Participant’s legal representative or beneficiaries for a period of one (1) year from the date of death, subject to termination on the expiration date of this Option, if earlier.

11.1.2 Disability.  This Option will become exercisable as to all shares subject to an outstanding Award, whether or not then exercisable, in the event of the Participant’s service is terminated by reason of the Participant’s Disability. This Option may thereafter be exercised for a period of one (1) year from the date of such Termination of Service by reason of Disability, subject to termination on the Option’s expiration date, if earlier.  Disability shall be defined in accordance with Section 8.1(l) of the Plan.

11.1.3 Retirement.  Vested Options may be exercised for a period of one (1) year from the date of Termination of Service by reason of Retirement, subject to termination on the Option’s expiration date, if earlier (and, for purposes of clarity, non-vested Options will be forfeited on the date of Termination of Service by reason of Retirement).  “Retirement” shall have the meaning set forth in Section 8.1(ff) of the Plan.

11.1.4 Termination for Cause.  If the Participant’s Service has been terminated for Cause, all Options granted to the Participant that have not vested or been exercised shall expire and be forfeited.  The Board of Directors shall have sole authority and discretion to determine whether the Participant’s employment has been terminated for Cause.

11.1.5 Other Termination.  If the Participant’s Service terminates for any reason other than death, Disability, or for Cause, all Options may thereafter be exercised, to the extent it was exercisable at the time of such termination, for a period of three (3) months following termination, subject to termination on the Option’s expiration date, if earlier.

12. Miscellaneous.

12.1 No Option shall confer upon the Participant any rights as a stockholder of the Company prior to the date on which the individual fulfills all conditions for receipt of such rights and the Common Stock is issued to the Participant.

12.2 This Agreement may not be amended or otherwise modified unless evidenced in writing and signed by the Company and the Participant.

12.3 In the discretion of the Committee, a non-qualified Option granted under the Plan may be transferable by the Participant, provided, however, that such  transfers will be limited to Immediate Family Members of Participants, trusts and partnerships established for the primary benefit of such family members or to charitable organizations, and provided, further, that such transfers are not made for consideration to the Participant.

12.4 This Agreement shall be governed by and construed in accordance with the laws of the State of New York, without regard to its principles of conflicts of laws, except as superseded by federal law.

12.5 This Agreement is subject to all laws, regulations and orders of any governmental authority which may be applicable thereto and, notwithstanding any of the provisions hereof, the Company will not be obligated to issue any shares of Common Stock hereunder if the issuance of such shares would constitute a violation of any such law, regulation or order or any provision thereof.

12.6 The granting of this Option does not confer upon the Participant any right to be retained in the employ of the Company or any subsidiary.

13. Section 409A of the Code.

It is the intention of the parties that the provisions of this Agreement comply with the requirements of Section 409A of the Code and Treasury Regulations thereunder.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has caused this instrument to be executed in its name and on its behalf as of the date of grant of this Option set forth above.

BRIDGE BANCORP, INC.

By:

Title:

PARTICIPANT’S ACCEPTANCE

The undersigned hereby accepts the foregoing Option and agrees to the terms and conditions hereof, including the terms and provisions of the 2019 Equity Incentive Plan.  The undersigned hereby acknowledges receipt of a copy of the Company’s 2019 Equity Incentive Plan and related Prospectus.

PARTICIPANT